EXHIBIT 21.1

SUBSIDIARIES OF KNOLOGY, INC.

Knology Broadband, Inc. (Delaware)

Knology of Central Florida, Inc. (Delaware)

Knology Provider Solutions Group, Inc. (Delaware)

Knology of Alabama, Inc. (Delaware)

Knology of Augusta, Inc. (Delaware)

Knology of Charleston, Inc. (Delaware)

Knology of Columbus, Inc. (Delaware)

Knology of Florida, Inc. (Delaware)

Knology of Georgia, Inc. (Delaware)

Knology of Huntsville, Inc. (Delaware)

Knology of Knoxville, Inc. (Delaware)

Knology of Montgomery, Inc. (Alabama)

Knology of Nashville, Inc. (Delaware)

Knology of South Carolina, Inc. (Delaware)

Knology of South Dakota, Inc. (Delaware)

Knology of Tennessee, Inc. (Delaware)

Globe Telecommunications, Inc. (Georgia)

ITC Globe, Inc. (Delaware)

Knology of the Valley, Inc. (Georgia)

Valley Telephone Co., LLC (Alabama)

PrairieWave Holdings, Inc. (Delaware)

PrairieWave Communications, Inc. (Delaware)

Knology of the Plains, Inc (Delaware)

Knology Community Telephone, Inc. (South Dakota)

Knology of the Black Hills, LLC (South Dakota)

Black Hills Fiber Systems, Inc. (South Dakota)

Knology Condominium Association, Inc. (South Dakota)

BHFC Publishing, LLC (Delaware)

Knology Total Communications, Inc. (Alabama)

Knology of the Wiregrass, Inc. (Alabama)

Wiregrass Telcom, Inc. (Alabama)

Communications One, Inc. (Alabama)

Knology PCL, Inc. (Delaware)